UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2008

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33274	20-5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440-808-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into Material Definitive Agreement.

On July 8, 2008, TravelCenters of America LLC, or TravelCenters, and its applicable subsidiaries entered into an Amendment No. 1 to Loan and Security Agreement with the lenders party to that loan and security agreement and Wachovia Capital Finance Corporation (Central), as agent for the lenders, dated as of June 30, 2008.  Pursuant to the amendment, TravelCenters’ subsidiary, Petro Stopping Centers, L.P., or Petro, became a designated borrower under the loan and security agreement and, subject to examination, appraisal and related matters, Petro’s qualifying assets, as determined under the loan and security agreement, would be included in determining the borrowing limits available under the loan and security agreement.  The foregoing description of the amendment is a summary and is qualified in its entirety by the terms of the amendment, a copy of which is filed with this report as Exhibit 10.1.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

10.1                Amendment No. 1 to Loan and Security Agreement, dated as of June 30, 2008, by and among TravelCenters of America LLC, TA Leasing LLC, TA Operating LLC, Petro Stopping Centers, L.P., as borrowers, each of the guarantors under the agreement, the parties to the agreement from time to time as lenders, and Wachovia Capital Finance Corporation (Central), in its capacity as agent for the lenders

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President and Chief Financial Officer

Dated: July 11, 2008

EXHIBIT INDEX

Exhibit	Description

10.1

Amendment No. 1 to Loan and Security Agreement, dated as of June 30, 2008, by and among TravelCenters of America LLC, TA Leasing LLC, TA Operating LLC, Petro Stopping Centers, L.P., as borrowers, each of the guarantors under the agreement, the parties to the agreement from time to time as lenders, and Wachovia Capital Finance Corporation (Central), in its capacity as agent for the lenders